Exhibit 10.48


                       DEMAND PROMISSORY NOTE - GRID
                     (MULTIPLE ADVANCES - U.S. DOLLARS)



US$10,000,000                               Date:  September 15, 1997


                                            Place:  New York, New York



     For value received and in consideration of any advance or advances (individually an "Advance" and collectively the "Advances") which Banque Paribas or any of its branches or agencies (collectively the "Bank") may, in its absolute and sole discretion elect to make to Triton Energy Limited, a Cayman Islands Corporation having offices at Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands (the "Borrower"), the Borrower hereby, unconditionally and irrevocably promises to pay to the order of the Bank at the Bank's office in New York, located at The Equitable Tower, 787 Seventh Avenue, New York, New York 10019, or to such other place as the Bank may designate, the principal amount of each such Advance on the earlier of DEMAND or the maturity date (which shall be not more than 90 days after the date of the Advance) if any, together with accrued interest thereon at the rate applicable to each such Advance all as recorded and indicated on the Grid attached hereto and made a part hereof. Interest as aforesaid shall be due and payable on the earlier of DEMAND or at the maturity date, if any, of the Advance and shall be computed from the date of the Advance until paid in full and shall be calculated on the basis of a year of 360 days and actual days elapsed. Any overdue principal of any Advance made hereunder, and to the extent permitted by applicable law, any overdue interest, shall bear interest, payable upon demand, for each day from the date payment thereof was due to the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the rate set forth on the Grid and (ii) the prime rate of The Chase Manhattan Bank, N.A. as publicly announced by such bank from time to time in New York, New York. Any change in such prime rate shall be effective on the date of the public announcement thereof. The Borrower hereby authorizes the Bank to enter on the Grid all necessary information. All such entries shall be conclusive in the absence of manifest error. The failure by the Bank to make any entry shall not limit or otherwise affect the obligation of the Borrower to repay all Advances plus accrued interest thereon.

     If the Bank makes a demand for repayment on or before 11:00 A.M. E.S.T. on any business day, then the amounts demanded shall be due and payable on or before 4:00 P.M. E.S.T. that day and if such demand is made after 11:00 A.M. E.S.T. on any business day, then the amounts demanded shall be due on or before 11:00 A.M. E.S.T. the next business day.

     Any Advance made hereunder shall conclusively be deemed to have been made to or for the benefit of and at the request of the Borrower notwithstanding that such Advance was requested orally, in writing or by someone other than the Borrower.

     The Borrower hereby agrees that if the Bank shall have determined that the adoption of any applicable law, rule, regulation or treaty, or any change therein, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request, policy, guideline or directive (whether or not having the force of law) of any monetary, fiscal or other authority shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, assessment or insurance fee or similar requirement (including any such requirement imposed by the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency of the United States of America (or any successor agency) or the Federal Reserve Board) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall subject the Bank to any taxes with respect to this Note or any Advance or change the basis of taxation of payments to the Bank or any amount payable under this Note (other than taxes imposed on the overall net income of the Bank), or shall impose on the Bank any other condition affecting this Note or any Advance, and as a result of any of the foregoing there shall be any increase in the cost to the Bank with respect to the making, funding or maintaining of any Advance or in the amount of any payment in respect of any Advance received or receivable by the Bank or the Bank shall suffer some other loss or damage or shall forego any interest or other amount due hereunder, or in respect of any Advance (an "Increased Cost Event"), the Bank shall give prompt written notice of such Increased Cost Event and the Borrower shall pay to the Bank from time to time upon the Bank's demand, such additional amount or amounts as the Bank reasonably determines to be necessary to compensate the Bank for any increased cost, reduced amount, other loss or damage or foregone interest or other amount.

     The Borrower further agrees that if the Bank shall have determined that the adoption or implementation of any law, rule, regulation or guideline regarding capital adequacy, capital maintenance or similar requirements or any change therein or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) from any central bank or comparable entity or any governmental authority does or would have the effect of reducing the rate of return on the Bank or on the Bank's controlling corporation's capital as a consequence of this Note or any Advance hereunder, to a level below that which the Bank or the Bank's controlling corporation could have achieved but for such adoption, implementation, change or compliance (taking into consideration the Bank's and its controlling corporation's policies with respect to capital adequacy) (a "Cost of Capital Event") then the Bank shall give prompt written notice of such Cost of Capital Event and from time to time, upon the Bank's demand, the Borrower shall pay to the Bank such additional amount or amounts as the Bank determines will compensate it for such reduction, the Bank's determination to be conclusive.

     If any taxes are imposed and required by law to be paid or withheld from any amount payable to the Bank hereunder, then the Borrower shall increase the amount of such payment so that the Bank will receive a net amount (after deduction for such taxes) equal to the amount due hereunder.

     The Borrower agrees to reimburse the Bank, upon demand, for any losses which the Bank may sustain as a result of the Borrower' failure to borrow any Advance on the date requested by the Borrower, the prepayment of any Advance (whether by acceleration or otherwise) or the failure to repay the same or any interest thereon on the maturity date thereof, including but not limited to, any loss in liquidating or employing deposits from third parties. Any prepayment of the principal amount of any Advance shall be accompanied by the payment of the accrued interest thereon to the date of such prepayment and the amount of the losses incurred by the Bank as a result thereof. Notwithstanding anything in this Note to the contrary, in the event of any Increased Cost Event or Cost of Capital Event, the Borrower may prepay any Advance affected thereby, in whole or in part, without premium or penalty or other obligation to reimburse losses.

     If the effect of any applicable law, rule or regulation or in the interpretation or administration thereof or compliance with any request or directive of any governmental agency is to make it unlawful or impossible for the Bank to make, maintain or fund any Advance, then the Borrower shall, at the Bank's option, pay on demand, the outstanding principal amount of such Advance, together with accrued interest thereon and any additional amounts contemplated hereby.

     Notwithstanding the foregoing listing of events, nothing contained herein shall be deemed to limit the ability of the Bank to demand payment of any or all Advances and other amounts owing hereunder.

     The Borrower agrees to indemnify the Bank and its directors, officers, employees, agents and controlling persons against, and to hold the Bank and such persons harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred by or asserted against the Bank or any such persons arising out of, in any way connected with, or as a result of, the use of the proceeds of any Advance by the Borrower; provided however that this indemnity shall not, as to the Bank or such other person, apply to any such losses, claims, damages, liabilities, costs or expenses to the extent arising from the gross negligence or the willful misconduct of the Bank or such other person. The provisions of this paragraph and the other indemnity obligations of Borrower under this Note shall survive the repayment of any Advance and the payment of Borrower's other obligations under this Note.

     Should  (i)  the  Borrower  fail  to pay any principal or interest on any
Advance or any other sum when due hereunder; or (ii) the Borrower breach or default under any agreement or instrument with, or in favor of, the Bank or under any other agreement or instrument involving the borrowing of money or the advance of credit between the Borrower and any other party in excess of $5,000,000; or (iii) a receiver, trustee or other similar official be appointed over the Borrower or any of its assets; or (iv) the Borrower become insolvent or be unable to pay its debts as they mature; or (v) the Borrower make a general assignment for the benefit of creditors; or (vi) the Borrower file a petition under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) the Borrower have an involuntary petition under any bankruptcy, insolvency or any similar law (domestic or foreign) filed against it; or (viii) the Borrower suffer a material adverse change in either of their respective consolidated financial condition, business, prospects or operations; or (ix) any material levy, attachment, execution, tax assessment or similar process be issued against the Borrower or any of their respective properties or assets; or (x) any of the matters covered in clauses (ii) through and including (ix) above occur with respect to any guarantor of any obligations of the Borrower (including the obligations hereunder); or (xi) any representation or warranty made by the Borrower to the Bank prove to have been incorrect or misleading when made or deemed made; or (xii) the Borrower breach any other covenant in any agreement with, or in favor of, the Bank which continues uncured for a period of ten days following receipt of notice thereof, or (xiii) any guarantee of any of the Borrower' obligations hereunder or under any other agreement with the Bank cease to be in full force and effect, then, in the case of any of the events specified in clauses (iii),
(iv), (v), (vi) or (vii), the Advances and all of the Borrower' obligations under this Note shall become immediately due and payable without any action on the part of the Bank, and in the case of any of the other events specified above, the Bank may by notice to the Borrower declare the principal amount of all Advances hereunder together with accrued interest thereon and any other amounts owing hereunder to be immediately due and payable, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing listing of events, nothing contained herein shall be deemed to limit the ability of the Bank to demand payment of any or all Advances and other amounts owing hereunder at any time and whether or not any of said events has occurred. The Borrower and all other parties who, at any time, may be liable on this Note in any capacity, waive demand, presentment, protest, notice of protest, dishonor, notice of dishonor and notice of every other kind all of which are hereby expressly waived by the Borrower and such other party. The Borrower and each such other party further waive its rights to plead any statute of limitations as a defense to any action hereunder.

     The Borrower agrees to pay the reasonable legal fees which the Bank may incur in connection with the enforcement of the Bank's rights hereunder and in connection with any matter related hereto.

     NOTHING HEREIN CONTAINED SHALL BE, OR BE DEEMED TO BE, A COMMITMENT ON THE PART OF THE BANK TO MAKE ANY ADVANCE OR ON THE PART OF THE BORROWER TO MAKE ANY BORROWINGS. THE BORROWER AGREES THAT THEY SHALL NOT RELY UPON THE AVAILABILITY OF ANY ADVANCES UNDER THIS NOTE,

     All amounts due hereunder shall be paid in lawful currency of the United States in immediately available funds and without offset deduction or counterclaim.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO ITS ADDRESS SET FORTH BELOW.

     WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
ARISING  OUT  OF  OR  RELATING  TO  THIS  NOTE.






                                                  TRITON ENERGY LIMITED


                                        Address:  Caledonian House
                                                  Mary Street
                                                  P.O. Box 1043
                                                  George Town
                                                  Grand Cayman
                                                  Cayman Islands

                                        By:       _____________________

                                        Name:     _____________________

                                        Title:    _____________________